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                                                                  EXHIBIT 10.9



                              EMPLOYMENT AGREEMENT


         AGREEMENT made this 20th day of January, 1998, by and between MORTON INDUSTRIAL GROUP, INC., a Georgia corporation (the "Company"), and WILLIAM D. MORTON (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, pursuant to a certain Agreement and Plan of Merger dated October 20, 1997 (the "Merger Agreement"), MLX CORP., a Georgia corporation ("MLX"), through a merger (the "Merger") of MORTON METALCRAFT HOLDING CO., a Delaware corporation ("Morton"), with and into MLX whose name is being changed to MORTON INDUSTRIAL GROUP, INC., will acquire Morton; and

         WHEREAS, the Executive was employed by Morton and, accordingly, the Company (as successor to the business of Morton) wishes to ensure the employment of the Executive with the Company and the Executive wishes to accept such employment upon the terms and conditions hereinafter set forth; and

         WHEREAS, it is intended that the Company and its subsidiaries will be operationally combined under the management of the Executive who shall serve as the Company's Chairman and Chief Executive Officer ("Company CEO") with other companies which may be acquired by the Company (the Company and its subsidiaries, together with such other companies are collectively called the "Group");

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Employment

         The Company agrees to employ the Executive during the Term specified in paragraph 2, and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.

         2.       Term

                  (a) Subject to Sections 6 and 7 below and the other terms and conditions of this Agreement, the Executive's employment by the Company shall be for a term commencing on the date hereof and expiring on the close of business on December 31, 2007 (the "Initial Term"); provided, however, the term of the Executive's employment by the Company shall continue thereafter unless and until either party shall give to the other six months advance written notice of expiration of the term (a "Notice of Termination") (the Initial Term and the period, if any, thereafter, during which the Executive's employment shall continue are collectively referred to as the "Term"). Any Notice of Termination given under


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this paragraph 2(a) shall specify the date of expiration (which may not be earlier than December 31, 2007) and may be given at any time on or after June 30, 2007. The Company shall have the right at any time during any such six month notice period to relieve the Executive of his offices, duties and responsibilities and to place him on a paid leave-of-absence status, provided that during such notice period the Executive shall remain a full-time employee of the Company and shall continue to receive his base salary compensation and other benefits as provided in this Agreement. The effective date of the termination of the Executive's employment with the Company, regardless of the reason therefor, is referred to in this Agreement as the "Date of Termination".

                  (b) Upon termination of the employment of the Executive with the Company pursuant to a Notice of Termination under paragraph 2(a) above, the Company shall pay the Executive, subject to appropriate offsets, as permitted by the applicable law, only for debts due from the Executive to the Company or another company with the Group (collectively, "Offsets"), for so long as the Executive is not in breach of his obligations to the Company under Section 8 hereof, his base salary compensation and any unused accrued vacation only through, and any unpaid reimbursement expenses outstanding as of, the Date of Termination. Any benefits to which the Executive or his beneficiaries may be entitled under the plans and programs described in Section 5 below, or any other applicable plans and programs in which he participated as an employee of the Company, shall be determined as of the Date of Termination in accordance with the terms of such plans and programs. In connection with the Executive's termination of employment pursuant to paragraph 2(a), except as provided in this paragraph 2(b), the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amounts of whatever nature.

         3.       Duties and Responsibilities

                  (a) During the Term, the Executive shall have the position of Chairman and Chief Executive Officer of the Company and any member of the Group (unless Executive declines to serve in such capacity). The Executive shall report to the Board of Directors (the "Board") of the Company.

                  (b) The Executive shall perform such duties and responsibilities customary to his office and as are reasonably necessary to the operations of the Company and the Group and as may be assigned to him from time to time by or under authority of the Board consistent with his positions as designated in paragraph 3(a) above.

                  (c) The Executive's employment by the Company shall be full-time and during the Term, the Executive agrees that he will (i) devote all of his business time and attention, his best



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efforts, and his skill and ability to promote the interests of the Group; (ii)
carry out his duties in a competent and professional manner; and (iii) work with other employees of the Group in a competent and professional manner. Notwithstanding the foregoing, the Executive shall be permitted to engage in other business activities (as an active participant or a passive investor), including without limitation, serving on civic or charitable boards and committees and performing speaking engagements, provided that such activities are not rendered for a company which transacts business with any member of the Group or engages in business competitive with that conducted by any member of the Group (or, if such company does transact business with a member of the Group or does engage in a competitive business, it is a publicly held corporation and the Executive owns less than 1/4 of 1% of its outstanding shares) and further provided that such activities (individually or collectively) do not materially interfere with the performance of his duties or responsibilities under this Agreement.

                  (d) The Executive's services hereunder shall be performed at the offices of the Company in Morton, Illinois, subject to necessary travel requirements of his position and duties hereunder. The Executive shall not be required to relocate without his prior written consent.

         4.       Compensation

         As compensation for his services hereunder, the Company shall pay the Executive during the Term, in accordance with its normal payroll practices, direct salary compensation at an annual rate of $280,000, provided that such annual rate of salary compensation shall be increased by not less than 5% annually (but may not be decreased) under the authority of the Board and the Board's Compensation Committee.

         5.       Expenses; Fringe Benefits

                  (a) The Company agrees to pay or to reimburse the Executive during the Term for all reasonable, ordinary and necessary vouchered business or entertainment expenses incurred in the performance of his services hereunder in accordance with the policy of the Company and the Group as from time to time in effect. The Executive, as a condition precedent to obtaining such payment or reimbursement, shall provide to the Company any and all statements, bills or receipts evidencing the travel or out-of-pocket expenses for which the Executive seeks payment or reimbursement, and any other information or materials, as the Company or the Group may from time to time reasonably require.

                  (b) During the Term, subject to the approval of the Board, the Executive shall be eligible to participate in the incentive compensation plans of the Company as in effect from time to time.




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                  (c) During the Term, the Executive and, to the extent
eligible, his dependents, shall be entitled to participate in and receive all benefits under any welfare benefit plans and programs (including without limitation, medical, dental, disability, group life (including accidental death and dismemberment) and business travel insurance plans and programs) now or hereafter provided by the Company which are applicable generally to the employees of the Company, subject, however, to the generally applicable eligibility and other provisions of the various plans and programs in effect from time to time.

                  (d) During the Term, the Executive shall be entitled to participate in all retirement plans and programs (including without limitation any profit sharing/401(k) plan) which are applicable generally to the employees of the Company, subject, however, to generally applicable eligibility and other provisions of the various plans and programs in effect from time to time. In addition, during the Term, the Executive shall be entitled to receive fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company from time to time in effect which are available generally to the officers of the Company and such other fringe benefits as may from time to time be approved in writing by the Board.

                  (e) During the Term, the Company will provide the Executive with the exclusive use of a Company leased automobile and pay for all costs of leasing, insuring, and maintaining such automobile for use in the business of the Company on a basis consistent with the pre-Merger policy of Morton, and such costs shall be added to Executive's compensation as required by applicable tax regulations.

                  (f) The Executive shall be entitled to vacation during each calendar year of the Term on a basis consistent with the pre-Merger vacation policy of Morton, to be taken at such time(s) as shall not, in the reasonable judgment of the Company CEO, materially interfere with the Executive's fulfillment of his duties hereunder, and shall be entitled to as many holidays, sick days and personal days as are in accordance with the Company's policy then in effect for its executive officers generally, upon such terms as may be provided its executive officers generally.

                  (g) The Executive and Morton are currently parties to an Executive Stock Option Agreement dated February 15, 1995, as amended (the "Executive Stock Option Agreement"), pursuant to which the Executive holds options to purchase 64,815 shares of Morton's stock (the "Pre-Merger Options"). Pursuant to a separate agreement to be entered into by and between the Executive and the Company, the Pre-Merger Options will be converted to options for Company shares (but will be adjusted to reflect the effects of the Merger). This Agreement is not otherwise intended to in any way modify or amend the Executive Stock Option Agreement which shall remain in full force and effect.



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                  (h) Notwithstanding anything to the contrary contained above, the Company shall be entitled to terminate or reduce any employee benefit or perquisite enjoyed by the Executive pursuant to the provisions of paragraph 5(b), 5(c) 5(d) and 5(f) above, if such reduction is part of an across-the-board reduction applicable to all executive officers of the Company.

         6.       Termination

                  (a) The Company, by direction of the Board, shall be entitled to terminate the Term and to discharge the Executive for "cause" effective upon the giving of written notice. The term "cause" shall be limited to the following grounds:

                      (i) Conviction in a court of law of, or entering a plea of guilty or no contest to, any felony or any crime involving dishonesty or theft.

Upon the termination of the employment of the Executive with the Company (x) pursuant to this paragraph 6(a) or (y) by virtue of the Executive's resignation other than as described in paragraph 2(a) above or paragraph 6(b) below, or (z) any other termination by the Executive other than pursuant to a termination under paragraph 2(a) above or paragraph 6(b) below (each event of termination set forth in clauses (x), (y) and (z) is sometimes referred to as a "For Cause Termination"), the Company shall pay the Executive, subject to any Offsets, his base salary compensation and any unused accrued vacation only through, and any unpaid reimbursable expenses outstanding as of, the Date of Termination. Any benefits to which the Executive or his beneficiaries may be entitled under the plans and programs described in Section 5 above, or any other applicable plans and programs in which he participated as an employee of the Company, shall be determined as of his Date of Termination in accordance with the terms of such plans and programs. In connection with a For Cause Termination, except as provided in this paragraph 6(a) and paragraph 20(c) below, the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amounts of whatever nature.

                  (b) The Executive shall be entitled to terminate the Term hereunder in the event that the Company is in default of a material term of this Agreement, which default remains uncured for a period of 30 days after written notice of such default from the Executive to the Company (such notice to specify the specific nature of the claimed default and the manner in which the Executive requires such default to be cured) (a "Constructive Termination"). Notwithstanding a Constructive Termination, or in the event the Company terminates the employment of the Executive in breach of its obligations under this Agreement, the restrictions set forth in paragraph 8 shall remain in full force and effect.




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                  (c) In the event of a Constructive Termination, or a
termination of the employment of the Executive by the Company in breach of its obligations under this Agreement (each such event being called a "Company Termination"), as liquidated damages, the Executive shall be entitled to continue to receive from the Company, subject to any Offsets, (i) for so long as the Executive is not in breach of his obligations to the Company under Section 8 hereof, his then applicable base salary compensation when otherwise payable through the minimum remaining Term hereof absent the Company Termination, and
(ii) any unpaid reimbursable expenses outstanding, and any unused accrued vacation, as of the Date of Termination. For this purpose, the "minimum remaining Term" shall mean (x) December 31, 2007 if the Company Termination occurs on or prior to June 30, 2007, or (y) six months from the Company Termination, if such termination occurs after June 30, 2007. Any benefits to which Executive or his beneficiaries may be entitled under the plans and programs described in Section 5 above, or any other applicable plans and programs in which he participated as an employee of the Company, shall be determined as of the Date of Termination in accordance with the terms of such plans and programs; provided, however, that the Executive shall be entitled to continued participation on the same basis (including without limitation, cost contributions) as the other senior executives of the Company in all medical, dental, hospitalization, disability and life insurance coverage (the "Continued Plans") in which he was participating on the Date of Termination (as such Continued Plans are from time to time in effect at the Company) until the earlier of (A) the end of the period that he receives base salary compensation payments under clause (i) above or (B) the date, or dates, he is entitled to receive coverage and benefits under the same type of plan of a subsequent employer, and provided further: (1) that if the Executive is precluded from continuing his participation in any Continued Plan, he shall be provided with the after-tax economic equivalent of the benefits provided under the Continued Plan in which he is unable to participate, for the period specified above; (2) that the economic equivalent of a benefit foregone shall be deemed the lowest cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis; and (3) that payment of such after-tax economic equivalent shall be made quarterly in advance. Except as provided in this paragraph 6(c) and paragraph 20(c) below in connection with a Company Termination, (x) the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amounts of whatever nature and (y) the Executive shall be under no obligation to mitigate his damages or to seek other employment and any income the Executive earns from subsequent employment or consulting shall not reduce payments by the Company under clause (i) of this paragraph 6(c) or otherwise.

                           (d)      It is agreed that a termination of the
Executive's employment pursuant to a Notice of Termination given in accordance with paragraph 2(a) above shall not be deemed a Company



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Termination or a For Cause Termination. It is also agreed that any termination of the Executive's employment by the Company for any breach or alleged breach of this Agreement by the Executive (other than as provided in paragraph 6(a) above) shall be deemed to be a Company Termination and not a For Cause Termination.

         7.       DISABILITY; DEATH

                  (a) In the event the Executive shall be unable to perform his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause of causes whatsoever) in substantially the manner and to the extent required hereunder prior to the commencement of such disability (all such causes being herein referred to as "disability") and the Executive shall fail to perform such duties for periods aggregating 270 days, whether or not continuous, in any continuous period of 360 days, the Company shall have the right to terminate the Executive's employment hereunder as at the end of any calendar month during the continuance of such disability upon at least 30 days' prior written notice to him. In the event of the Executive's death, the Date of Termination shall be the date of such death.

                  (b) In the event the Executive's employment terminates pursuant to paragraph 7(a), the Executive, or in the case of his death, the Executive's estate, shall be entitled to receive when otherwise payable, subject to any Offsets, (i) all base salary compensation earned but unpaid as of the Date of Termination and (ii) any unpaid reimbursable expenses outstanding, and any unused accrued vacation, as of such date. Any benefits to which the Executive or his beneficiaries may be entitled under the plans and programs described in Section 5 above or any other applicable plans and programs in which he participated as an employee of the Company, shall be determined as of the Date of Termination in accordance with the terms of such plans and programs. In the event of the Executive's termination due to disability or death, except as provided in this paragraph 7(b) and paragraph 20(c) below, the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amounts of whatever nature.

         8. NON-SOLICITATION/NON-SUPPLY AND PROTECTION OF CONFIDEN-TIAL INFORMATION

                  (a) The Executive agrees that his services hereunder are of a special, unique and extraordinary character and his position with the Group and the Company (as successor to the business of Morton) places him in a position of confidence and trust with the customers and employees of the Company and other members of the Group. The Executive acknowledges (x) that from time to time members of the Group cooperate with each other in supplying current customers and/or the solicitation of prospective customers and (y) that the rendering of services and the supply of products to the



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customers of the Group necessarily requires the disclosure to the Executive of confidential information and trade secrets of the Company and the Group (such as without limitation, marketing plans, budgets, designs, client preferences and policies, and identity of appropriate personnel of customers with sufficient authority to influence a shift in suppliers). The parties hereto agree that in the course of the Executive's employment with the Company and its predecessors, the Executive has and will continue to develop a personal relationship with the Group's customers and a knowledge of those customers' affairs and requirements, and that the relationship of the Group with its established customers has been and will continue to be placed in the Executive's hands in confidence and trust. The Executive consequently agrees that it is reasonable and necessary for the protection of the trade secrets, goodwill and business of the Company and the Group that the Executive make the covenants contained herein. Accordingly, the Executive agrees that for the period commencing on the date hereof and terminating the later of (1) December 31, 2009 and (2) two years after the Date of Termination, he shall not, as an individual, partner, shareholder, employee, consultant or in association with any other person, business or enterprise, except on behalf of the Company or another member of the Group, directly or indirectly, and regardless of the reason for his ceasing to be employed by the
Company:

                           (i)  attempt in any manner to solicit or accept from
any customer business of the type performed by members of the Group or to persuade any customer to cease to do business or to reduce the amount of business which any such customer has customarily done or is reasonably expected to do with any member of the Group, whether or not the relationship between such member of the Group and such customer was originally established in whole or in part through his efforts.

                           (ii)  employ as an employee or retain as an
exclusive consultant any person who is then or at any time during the preceding twelve months was an employee of or consultant to any member of the Group, or persuade or attempt to persuade any employee of or consultant to any member of the Group to leave the employ of such member of the Group or to become employed as an employee or retained as an exclusive consultant by anyone other than by a member of the Group; or

                           (iii)  supply to or for any customers any products
or services of the type supplied by members of the Group, as an independent contractor or employee of the customer or in any other capacity whatsoever.

As used in paragraph 8(a) through paragraph 8(e), the term "Group" shall include the Company and each other member of the Group and the term "customer" shall mean (1) anyone who is a customer of any member of the Group on the Date of Termination or, if the Executive's employment shall not have terminated, at the time of the alleged prohibited conduct (any such applicable date being called



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the "Determination Date"); (2) anyone who was a customer of any member of the
Group at any time during the one year period immediately preceding the Determination Date; (3) any prospective customer to whom any member of the Group had made a new business presentation (or similar offering of products or services) at any time during the one year period immediately preceding the Determination Date; and (4) any prospective customer to whom any member of the Group made a new business presentation (or similar offering of products or services) at any time within six months after the Determination Date (but only if the initial contract between such member of the Group and such prospective customer occurred prior to the Determination Date, regardless if such contact was made by the Executive). In addition, if the customer is part of a group of companies which conducts business through more than one entity, division or operating unit, whether or not separately incorporated (a "Customer Group"), the term "customer" as used herein shall include each entity, division and operating unit of the Customer Group.

                  (b) At any time while this paragraph 8 remains applicable after the Executive is no longer employed by the Company, it shall be the responsibility of the Executive to ascertain whether a prospect is a "customer" as defined in this paragraph 8, of any member of the Group, if necessary by making written inquiry of the Company, prior to soliciting or accepting from any such prospect business of the type performed by members of the Group or supply to or for any such prospect any products or services of the type supplied by members of the Group. Within ten business days after receipt of such inquiry, the Company shall notify the Executive in writing as to whether such prospect is a customer within the meaning of this paragraph 8, and if the Company determines that such prospect is a customer, such notification shall include the reasons for the Company's determination set forth with reasonably specificity.

                  (c) The Executive also agrees that he will not at any time (whether during the Term or after termination of this Agreement), disclose to anyone any confidential information or trade secret of any member of the Group, or any customer of any member of the Group, or utilize such confidential information or trade secret for his own benefit, or for the benefit of third parties and all memoranda, notes, records or other documents compiled by him or made available to him during the Term pertaining to the business of members of the Group and/or their respective customers shall be the property of the Company and shall be delivered immediately to the Company on the termination of his employment or, upon request, at any other time. The term "confidential information or trade secret" does not include information which (i) becomes generally available to the public other than by breach of this provision or (ii) the Executive learns from a third party who is not under an obligation of confidence to the Company, or another member of the Group.




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                  (d) If the Executive commits a breach or is about to commit a breach, of any of the provisions of paragraphs 8(a) or 8(c) above, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and the Group and that money damages will not provide an adequate remedy to the Company or the Group. In addition, the Company may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

                  (e) The parties acknowledge that the type and periods of restriction imposed in the provisions of paragraphs 8(a) and 8(c) above are fair and reasonable and are reasonably required for the protection of the Company and the Group and the goodwill associated with the business of the Company and the Group; and that the time, scope, geographic area and other provisions of this paragraph 8 have been specifically negotiated by sophisticated commercial parties and are given as an integral part of the transactions contemplated by the Merger Agreement, it being understood that the customers of the Group may be supplied from any location and accordingly it is reasonable that the restrictive covenants set forth herein are not limited by narrow geographic area but generally by the location of such customers and potential customers. The Executive specifically acknowledges that his being restricted from soliciting and supplying customers as contemplated by this Agreement will not prevent him from being employed or earning a livelihood in the type of business conducted by the members of the Group. If any of the covenants in paragraphs 8(a) or 8(c) above, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in paragraphs 8(a) and 8(c), or any part thereof, is held to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area or by reason of its being too extensive in any other respect, the parties agree (i) such covenant shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographic areas as to which it may be enforceable and/or over the maximum extent in all other respects as to which it may be enforceable, all as determined by the court making such determination and (ii) in its reduced form, such covenant shall then be enforceable. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in paragraphs 8(a) and 8(c) above upon the courts of any state or other jurisdiction within the geographical scope of such covenants. In the event that the courts of any one or more of such states or other jurisdictions shall hold such covenants unenforceable (in whole or in part) by reason of the breadth of such scope or otherwise, it is the



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intention of the parties hereto that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other states or other jurisdictions within the geographical scope of such covenants, as to breaches of such covenants in such other respective states or other jurisdictions, the above covenants as they relate to each state or other jurisdiction being, for this purpose, severable into diverse and independent covenants.

         9.       INTELLECTUAL PROPERTY

         During the Term, the Executive will disclose to the Company all ideas, inventions and business plans developed by him during such period which relate directly or indirectly to the business of the Group, including without limitation, any design, logo, slogan or campaign or any process, operation, product or improvement which may be patentable or copyrightable. The Executive agrees that all patents, licenses, copyrights, tradenames, trademarks, service marks, advertising campaigns, promotional campaigns, designs, logos, slogans and business plans developed or created by the Executive in the course of his employment hereunder, either individually or in collaboration with others, will be deemed works for hire and as between the Executive and the Company the sole and absolute property of the Company, subject to the rights of customers and others contracting with the Company. The Executive agrees, that at the Company's request and expense, he will take all steps necessary to secure the rights thereto to the Company by patent, copyrights or otherwise.

         10.      ENFORCEABILITY

         The failure of any party at any time to require performance by another party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by any party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

         11.      ASSIGNMENT

         This Agreement is a personal contract and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive. The rights and obligations of the Company hereunder shall be binding upon and run in favor of the successors and assigns of the Company.

         12.      MODIFICATION

         This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment



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shall be effective or binding, unless in writing and signed by the parties to this Agreement.

         13.      SEVERABILITY; SURVIVAL

         In the event any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as thought the invalid or unenforceable part had been severed and deleted. The respective rights and obligations of the parties hereunder shall survive the termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

         14.      LIFE INSURANCE

         The Executive agrees that the Company shall have the right to obtain life insurance on the Executive's life, at the sole expense of the Company, as the case may be, and with the Company as the sole beneficiary thereof. The executive shall (a) cooperate fully in obtaining such life insurance, (b) sign any necessary consents, applications and other related forms or documents and
(c) take any reasonably required medical examinations.

         15.      NOTICE

         Any notice, request, instruction or other document to be given hereunder by any party hereto to another party shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand, or (b) three days after the date of deposit in the mails, postage prepaid if mailed by certified or registered mail, or (c) on the next business day, if sent by facsimile transmission (if receipt is electronically confirmed) or prepaid overnight courier service, and in each case addressed as follows:

                  If to the Executive:
                  William D. Morton
                  2660 N. Morton Avenue
                  Morton, Illinois  61550

                  If to the Company:

                  Morton Industrial Group, Inc.
                  P. O. Box 429
                  1021 W. Birchwood
                  Morton, Illinois  61550
                  Attention:  Chief Executive Officer
                  Fax:  (309) 263-1841







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                  with copy to:

                  Husch & Eppenberger
                  800 Central Building
                  101 S.W. Adams Street
                  Peoria, Illinois  61602
                  Attention:  Gene A. Petersen
                  Fax:  (309) 637-4928

Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner provided for giving notice.

         16.      APPLICABLE LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without application of conflict of law provisions applicable herein. The parties hereby irrevocably submit to the personal jurisdiction of the United States District Court for the Central District of Illinois located in Peoria, Illinois or the courts of the State of Illinois located in Peoria County, Illinois in any action or proceeding arising out of or relating to this Agreement in any way, and hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in any such court. In furtherance thereof, the parties hereby irrevocably consent to the service of any summons and complaint and any other process which may be served in any action or proceeding arising out of or related to this Agreement in any way brought in the United States District Court for the Central District of Illinois located in Peoria, Illinois or the courts of the State of Illinois located in Peoria County, Illinois by the mailing by certified or registered mail of copies of such process to their respective addresses as set in paragraph 15 of this Agreement, and the parties hereby irrevocably waive any objection which any of them now or hereafter may have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any way brought in the United States District Court for the Central District of Illinois located in Peoria, Illinois or the courts of the State of Illinois located in Peoria County, Illinois and any objection on the ground that any such action or proceeding in any of such courts has been brought in an inconvenient forum. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING UNDER THIS AGREEMENT.

         17.      NO CONFLICT

         The Executive represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this agreement or which would be breached by the Executive upon his performance of his duties pursuant to this Agreement.

         18.      ENTIRE AGREEMENT

         This Agreement represents the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior agreements, plans and arrangements relating to the employment of the Executive by the Company are nullified and superseded hereby.

         19.      HEADINGS

         The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

         20.      MISCELLANEOUS

                  (a) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (b) Following the date hereof and regardless of any dispute that may arise in the future, the Executive will not, and will use his best efforts to cause his business associates to not, disparage, criticize or make statements to the detriment of the Company, the Group or any of their affiliates; and the Company will not, and will use its best efforts to cause their affiliated companies to not, disparage, criticize or make statements to the detriment of the Executive.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, the rights of the Executive under the provisions of the Company by-laws relating to indemnification of directors and officers shall survive any termination of this Agreement.

                  (d) The Executive acknowledges that Executive has consulted or has had the opportunity to consult his own attorney in connection with this Agreement.

                  (e) This Agreement shall become effective only if this Agreement has been approved by the holders of record of stock of Morton representing more than 75% of the voting power of all outstanding stock of Morton, determined without regard to any stock owned or constructively owned by any "disqualified individual" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) who will be receiving compensation that, absent satisfaction of certain shareholder approval requirements would constitute "parachute payments" under Section 280G of the Code, prior to the effective date of the Merger.

         21.      SHAREHOLDERS AGREEMENT

         Concurrently with the effective date of the Merger, the Executive, as a shareholder in the Company, will enter into a Shareholders Agreement dated October 20, 1997 (the "Shareholders Agreement") with certain other shareholders of the Company pursuant to which the Executive will be given the right to vote certain Company shares held by such other shareholders. For purposes of the Shareholders Agreement, the Executive's employment with the Company shall be deemed to continue (and his voting rights under the Shareholders Agreement shall continue) unless a For Cause Termination of the Executive's employment with the Company occurs pursuant to paragraph 6(a) above or the Executive's employment with the Company is terminated by death or disability pursuant to paragraph 7(a) above. In the event of any conflict between the provisions of this Agreement and the provisions of the Shareholders Agreement with respect to the matters covered in this Section 21 of this Agreement, provisions of the Shareholders Agreement shall control.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   MORTON INDUSTRIAL GROUP, INC.


                                   By   David R. Lindemann
                                       --------------------------------
                                       Name: David R. Lindemann
                                       Title:Vice President

                                   William D. Morton
                                   ------------------------------------
                                   William D. Morton, Executive